  SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”) is made as of [INSERT DATE] J by and among:

(1)         Global Manufacturers and Contractors, S.A. a limited liability company incorporated under the laws of the Republic of Haiti (the “Company” “we” or “our”); and

(2)         [INSERT INVESTOR NAME AND DESCRIPTION] (the “Purchaser”, “you” or “your”). The Purchaser on the one hand, and the Company on the other hand, are sometimes herein referred to each as a “Party,” and collectively as the “Parties.”

WITNESSETH:

WHEREAS, the Company has filed a registration statement on Form F-1 (as may be amended from time to time, the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) in connection with the initial public offering (the “Offering”) of 5,000,000 shares $0.3125 par value (“Common Stock”) of the Company at $5.00 per share as specified in the Registration Statement; and

WHEREAS, the Registration Statement, including the Exhibits annexed thereto, which is incorporated herein by reference provides that the Company may sell some of the Common Stock through Self Distribution efforts in reliance upon Exchange Act Rule 3a4-1 and through registered broker-dealers.

WHEREAS, the Purchaser has reviewed the Registration Statement and wishes to purchase the Common Stock directly through the Company’s Self-Distribution efforts.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the Parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE

Section 1.1           Issuance, Sale and Purchase of Common Stock. The Purchaser hereby agrees to purchase, and the Company hereby agrees to issue, sell and deliver to the Purchaser the number of shares for the purchase at $5.00 per share.

Section 1.2Payment and Delivery. To effect the purchase herein, Purchaser shall execute this Subscription Agreement and return it along with check for the purchase amount. Alternatively, the Purchaser may pay by wire transfer or such other method mutually agreeable to the Company and the Purchaser of immediately available funds to such bank account designated in writing by the Company. Upon receipt of payment, we will immediately advise and instruct our Registrar and Transfer Agent as such to create record evidencing your purchase and payment. All checks for subscriptions for the Offering by the Company must be made payable to “Global Manufacturers and Contractors, S.A.” We will deposit your check at our account with TD Bank, N.A., meaning that unless we cancel or reject your subscription, we will have immediate access and use of your money. The execution of a subscription agreement by a prospective investor will constitute a binding offer pursuant to the terms thereof to purchase shares of Common Stock and an agreement to hold open such offer until the subscription is accepted or rejected by the Company. No subscriptions will be valid unless accepted in writing by an officer of the Company. The Company will provide written notice to each investor upon acceptance or rejection of such as soon as practicable after we receive them. An acceptance of subscription agreements will constitute a closing. Within ninety (90) days of the Final Closing of the Offering, the Company will deliver stock certificates to purchasers, if requested by such purchasers in their respective subscription agreement. Unless extended by the Company’s Directors, and subject to any extension of time provided in the agreement with Underwriters, if any, the Final Closing Date will occur at the earlier of the sale of the entire 5,000,000 Common Stock or 180 days from the date of the prospectus. The delivery will be through our Registrar and Transfer Agent: Vstock Transfer, LLC, 18 Lafayette Pl., Woodmere, NY 11598.  If you do not wish to receive physical certificate, our Transfer Agent shall maintain records evidencing your share ownership as required by the securities industry rules and regulations governing transfer agents.

Section 1.3 Right to Reject Subscriptions. We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Section 1.4     Closing Date and Final Closing Date.  The Closing Date of your purchase is the date we accept your subscription. Unless extended by the Company’s Board, the Final Closing Date for the Offering will occur at the earlier of the sale of the entire 5,000,000 Common Stock or 180 days from the date of the prospectus. If you request physical share certificate, it will be delivered to you by the Transfer Agent within 90 days from the Final Closing Date of the Offering. If you do not wish to receive physical certificate, our Transfer Agent shall maintain records evidencing your share ownership as required by the securities industry rules and regulations governing transfer agents.

Section 1.5           Closing Conditions.

(a)          Conditions to the Purchaser’s Obligations to Effect the Closing. The obligation of the Purchaser to purchase and pay for the Purchased Shares as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of the following conditions, any of which may only be waived in writing by the Purchaser in its sole discretion:

(i)         The representations and warranties of the Company to the Purchaser contained in Section 2.1 of this Agreement shall have been true and correct on the date of this Agreement and true and accurate in all material respects on and as of the Closing Date (except the representations and warranties contained in Section 2.1(i) shall be true and correct in all respects on and as of the Closing Date); and the Company shall have performed and complied in all material respects with all, and not be in breach or default in any material respects under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(ii)        No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement that are substantial in relation to the Company.

(b)          Conditions to Company’s Obligations to Effect the Closing. The obligation of the Company to issue and sell the Purchased Shares to the Purchaser as contemplated by this Agreement is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, any of which may only be waived in writing by the Company in its sole discretion:

(i)         If Purchaser is a corporate entity, all corporate and other actions required to be taken by the Purchaser in connection with the purchase of the Purchased Shares shall have been completed.

(ii)        The representations and warranties of the Purchaser contained in Section 2.2 of this Agreement shall have been true and correct on the date of this Agreement and on and as of the Closing Date; and the Purchaser shall have performed and complied in all material respects with all, and not be in breach or default in any material respect under any, agreements, covenants, conditions and obligations contained in this Agreement that are required to be performed or complied with on or before the Closing Date.

(iii)        No governmental authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any law (whether temporary, preliminary or permanent) that is in effect and restrains, enjoins, prevents, prohibits or otherwise makes illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company; and no action, suit, proceeding or investigation shall have been instituted by a governmental authority of competent jurisdiction or threatened that seeks to restrain, enjoin, prevent, prohibit or otherwise make illegal the consummation of the transactions contemplated by this Agreement with respect to the Purchaser, or imposes any damages or penalties in connection with the transactions contemplated by this Agreement with respect to the Purchaser that are substantial in relation to the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1           Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, as of the date hereof and as of the Closing Date, as follows:

(a)          Due Formation. The Company is a company duly incorporated as an exempted company with limited liability, validly existing and in good standing under the laws of the Cayman Islands. The Company has all requisite power and authority to carry on its business as it is currently being conducted.

(b)          Authority. The Company has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Company pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Company of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Company pursuant to this Agreement, and the performance by the Company of its obligations hereunder, have been duly authorized by all requisite actions on its part.

(c)          Valid Agreement. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)          Due Issuance of the Purchased Shares. The Purchased Shares have been duly authorized and, when issued and delivered to and paid for by the Purchaser pursuant to this Agreement, will be validly issued, fully paid and non-assessable and free and clear of any pledge, mortgage, security interest, encumbrance, lien, charge, assessment, right of first refusal, right of pre-emption, third party right or interest, claim or restriction of any kind or nature.

(e)          Non contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Company or its Subsidiaries or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Company or its Subsidiaries is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries is bound or to which any of the Company’s or its Subsidiaries’ assets are subject. There is no action, suit or proceeding, pending or threatened against the Company or its Subsidiaries that questions the validity of this Agreement or the right of the Company to enter into this Agreement or to consummate the transactions contemplated hereby.

(f)          Consents and Approvals. Neither the execution and delivery by the Company of this Agreement, nor the consummation by the Company of any of the transactions contemplated hereby, nor the performance by the Company of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(g)          Compliance with Laws. The business of the Company or its Subsidiaries is not being conducted in violation of any law or government order applicable to the Company except for violations which do not and would not have a Material Adverse Effect. As used herein, “Material Adverse Effect” shall mean any event, fact, circumstance or occurrence that, individually or in the aggregate with any other events, facts, circumstances or occurrences, results in or would reasonably be expected to result in a material adverse change in or a material adverse effect on any of (i) the financial condition, assets, liabilities, results of operations, business, or operations of the Company or its Subsidiaries taken as a whole, except to the extent that any such Material Adverse Effect results from (x) changes in generally accepted accounting principles that are generally applicable to comparable companies or (y) changes in general economic and market conditions; or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement and to timely perform its obligations under the Agreement.

(h)          SEC Filings. Prior to the Closing, the Registration Statement, as supplemented or amended, shall have been declared effective by the SEC. The Registration Statement, including the prospectus therein, conforms and will conform, in all material respects to the requirements of the Securities Act and the rules and regulations of the SEC thereunder and does not, as of the date hereof, and will not, as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Except for pricing information for the Offering, the Registration Statement, in the form in which it is declared effective by the SEC, will not contain any information that describes a fact, event, occurrence or result that is materially adverse to the Company and that is not described in the draft Registration Statement provided to the Purchaser for its review prior to entering into this Agreement.

(i)          Investment Company. The Company is not and, after giving effect to the offering and sale of the Purchased Shares, the consummation of the Offering and the application of the proceeds hereof and thereof, will not be an “investment company,” as such term is defined in the U.S. Investment Company Act of 1940, as amended.

(j)          Litigation. There are no actions by or against the Company or its Subsidiaries or affecting the business or any of the assets of the Company or its Subsidiaries pending before any governmental authority, or, to the Company’s knowledge, threatened to be brought by or before any governmental authority, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 2.2           Representations and Warranties of Corporate Purchaser. The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the Closing Date, as follows:

(a)          Due Formation. The Purchaser is duly formed, validly existing and in good standing in the jurisdiction of its organization. The Purchaser has all requisite power and authority to carry on its business as it is currently being conducted.

(b)          Authority. The Purchaser has full power and authority to enter into, execute and deliver this Agreement and each agreement, certificate, document and instrument to be executed and delivered by the Purchaser pursuant to this Agreement and to perform its obligations hereunder. The execution and delivery by the Purchaser of this Agreement and any agreements, certificates, documents and instruments to be executed and delivered by the Purchaser pursuant to this Agreement, and the performance by the Purchaser of its obligations hereunder have been duly authorized by all requisite actions on its part.

(c)          Valid Agreement. This Agreement has been duly executed and delivered by the Purchaser and constitutes the legal, valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

(d)          Non contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any provision of the organizational documents of the Purchaser or violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental entity or court to which the Purchaser is subject, or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of or creation of an encumbrance under, or create in any party the right to accelerate, terminate, modify, or cancel, any agreement, contract, lease, license, instrument, or other arrangement to which the Purchaser is a party or by which the Purchaser is bound or to which any of the Purchaser’s assets are subject. There is no action, suit or proceeding, pending or threatened against the Purchaser that questions the validity of this Agreement or the right of the Purchaser to enter into this Agreement or to consummate the transactions contemplated hereby.

(e)          Consents and Approvals. Neither the execution and delivery by the Purchaser of this Agreement, nor the consummation by the Purchaser of any of the transactions contemplated hereby, nor the performance by the Purchaser of this Agreement in accordance with its terms requires the consent, approval, order or authorization of, or registration with, or the giving notice to, any governmental or public body or authority or any third party, except such as have been or will have been obtained, made or given on or prior to the Closing Date.

(f) Foreign Investors. If Subscriber is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Subscriber hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, (iv) the investment funds does not violate any Anti-Money Laundering rules and regulations; and (v) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Securities. Subscriber’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

(g)Indemnity. The representations, warranties and covenants made by the Subscriber herein shall survive the closing of this Agreement. The Subscriber agrees to indemnify and hold harmless the Company and its respective officers, directors and affiliates, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense whatsoever (including, but not limited to, any and all reasonable attorneys’ fees, including attorneys’ fees on appeal) and expenses reasonably incurred in investigating, preparing or defending against any false representation or warranty or breach of failure by the Subscriber to comply with any covenant or agreement made by the Subscriber herein or in any other document furnished by the Subscriber to any of the foregoing in connection with this transaction.

ARTICLE III
MISCELLANEOUS

Section 3.1           Survival of the Representations and Warranties. All representations and warranties made by any Party hereto shall survive for two years and shall terminate and be without further force or effect on the second anniversary of the date hereof, except as to (i) any claims thereunder which have been asserted in writing pursuant to Section 4.1 against the Party making such representations and warranties on or prior to such second anniversary, and (ii) the Company’s representations contained in Section 2.1(a), (b), (c), (d) and (e) hereof, each of which shall survive indefinitely.

Section 3.2           Governing Law; Arbitration. This Agreement shall be governed and interpreted in accordance with the laws of the State of New York without giving effect to the conflicts of law principles thereof. Any dispute arising out of or relating to this Agreement, including any question regarding its existence, validity or termination (“Dispute”) shall be resolved in the Courts of the State of New York and / or the Federal Courts located in the State of New York.

Section 3.3           Amendment. This Agreement shall not be amended, changed or modified, except by another agreement in writing executed by the parties hereto.

Section 3.4           Binding Effect. This Agreement shall inure to the benefit of, and be binding upon, the Purchaser, the Company, and their respective heirs, successors and permitted assigns.

Section 3.5           Assignment. Neither this Agreement nor any of the rights, duties or obligations hereunder may be assigned by the Company or the Purchaser without the express written consent of the other Party, except that the Purchaser may assign all or any part of its rights and obligations hereunder to any affiliate of the Purchaser without the consent of the Company, provided that no such assignment shall relieve the Purchaser of its obligations hereunder if such assignee does not perform such obligations. Any purported assignment in violation of the foregoing sentence shall be null and void.

Section 3.6           Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given on the date of actual delivery if delivered personally to the Party hereto to whom notice is to be given, on the date sent if sent by telecopier, tested telex or prepaid telegram, on the next business day following delivery to Federal Express properly addressed or on the day of attempted delivery by the U.S. Postal Service if mailed by registered or certified mail, return receipt requested, postage paid, and properly addressed as follows:

If to the Company, at:	Global Manufacturers and Contractors, S.A 26, Boulevard Toussaint Louverture Port-au-Prince, Republic of Haiti Attn: Michel Apaid +509 2811 4101

with a copy to (which shall not constitute notice)	Franklin Ogele, P.A.
One Gateway Center, 26th Floor,
Newark, NJ 07102
Attn: Franklin Ogele, Esq.
Fax: 862 772 3985

If to the Purchaser, at:	NAME OF PURCHASER [STREET ADDRESS]
[CITY, COUNTRY]

Any Party hereto may change its address for purposes of this Section 5.6 by giving the other Party written notice of the new address in the manner set forth above.

Section 3.7           Severability. If any provisions of this Agreement shall be adjudicated to be illegal, invalid or unenforceable in any action or proceeding whether in its entirety or in any portion, then such provision shall be deemed amended, if possible, or deleted, as the case may be, from the Agreement in order to render the remainder of the Agreement and any provision thereof both valid and enforceable, and all other provisions hereof shall be given effect separately therefrom and shall not be affected thereby.

Section 3.8           Fees and Expenses. Except as otherwise provided in this Agreement, the Company and the Purchaser will bear their respective expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including fees and expenses of attorneys, accountants, consultants and financial advisors.

Section 3.9         Confidentiality. Each Party hereto shall keep in confidence, and shall not use (except for the purposes of the transactions contemplated hereby) or disclose, any non-public information disclosed to it or its affiliates, representatives or agents in connection with this Agreement or the transactions contemplated hereby. Each Party hereto shall ensure that its affiliates, representatives and agents keep in confidence, and do not use (except for the purposes of the transactions contemplated hereby) or disclose, any such non-public information.

Section 3.10         Specific Performance. The Parties agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the Parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

Section 3.11         Termination. In the event that the transaction contemplated herein shall not have occurred by the Final Closing Date which is the earlier of the sale of the entire 5,000,000 Common Stock or 180 days from the date of the prospectus, then this Agreement shall be terminated with no further force or effect.

Section 3.12         Headings. The headings of the various articles and sections of this Agreement are inserted merely for the purpose of convenience and do not expressly or by implication limit, define or extend the specific terms of the section so designated.

Section 3.13         Execution in Counterparts. For the convenience of the Parties and to facilitate execution, this Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the undersigned, desiring to purchase shares of Common Stock of Global Manufacturers and Contractors, S.A., by executing this signature page, hereby executes, adopts and agrees to all terms, conditions and representations of the Subscription Agreement.

(a) The number of shares of Common Stock the undersigned hereby irrevocably subscribes for is: ____________shares. Print the Number of Shares__________________________

(b)      The aggregate purchase price (based on a purchase price of $7 per Share) for the

Securities the undersigned hereby irrevocably subscribes for is: $_______________

Print the aggregate purchase ______________________________________________

(c)      The Securities being subscribed for will be owned by, and should be recorded on the Company’s books as held in the name of:

___________________________________________

(print name of owner or joint owners)

If the Securities are to be purchased in joint names, both Subscribers must sign:

Signature	Signature

Name (Please Print)	Name (Please Print)

Email address	Email address

Address	Address

Telephone Number	Telephone Number

Social Security Number/EIN	Social Security Number

Date	Date

This Subscription is accepted	GLOBAL MANUFACTUERS AND CONTRACTORS, S.A.

on _____________, 2019
By:

Name:

Title: